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                                  Exhibit 23.4

                          CONSENT OF FINANCIAL ADVISORS



We consent to the inclusion of our fairness opinion issued to Virginia Financial Corporation in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "Opinion of Virginia Financial's Financial Advisor."



Baxter Fentriss and Company


Richmond, Virginia
November 19, 2001